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                                                                      Exhibit 12

                          1992 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN OF
                               REVCO D.S., INC.


        1. PURPOSE OF THE PLAN. This 1992 Non-Employee Directors' Stock Option Plan of Revco D.S., Inc. adopted on this 27th day of July, 1992, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

        2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

             2.1   "BOARD" means the Board of Directors of Revco D.S., Inc.

             2.2 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                   (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of

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             the Company's then outstanding securities; provided, however, that: (i) the twenty percent (20%) threshold of this clause (a) shall be increased to fifty percent (50%) in the case of any "person" who, on the date this Plan is adopted by the Board, is such a "beneficial owner" directly or indirectly, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities; and
             (ii) a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or by reason of the new issuance of securities directly by the Company;

                 (b) during any period (not including any period prior to the adoption of this Plan) of one (1) year or, if less, the period of time elapsed from the date the Plan is adopted by the Board, there shall cease to be a majority of the Board comprised of Continuing Directors; or

                 (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the

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               Company or an agreement for the sale or disposition by the
               Company of all or substantially all the Company's assets.

               2.3 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

               2.4 "COMMITTEE" means the Human Resources Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan.

               2.5 "COMPANY" means Revco D.S., Inc. and, solely for purposes of Sections 2.2 and 12 of the Plan, any other corporation in an unbroken chain of corporations ending with Revco D.S., Inc. that owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of Revco D.S, Inc.

               2.6 "CONTINUING DIRECTORS" means individuals who at the beginning of any period (not including any period prior to the adoption of this Plan) of one (1) year or, if less, the period of time elapsed from the date this Plan is adopted by the Board, constitute the Board, any new director(s) duly selected as a nominee or nominees pursuant to the Stockholder's Agreement dated as of June 1, 1992 by and between the Company and Zell/Chilmark Fund L.P., as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and any


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        new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

               2.7 "DIRECTORS" means directors (other than Talton R. Embry, David M. Schulte, Boake A. Sells and Samuel Zell) who serve on the Board and who are not officers or key employees of the Company or any of its Subsidiaries.

               2.8 "ERISA" means the Employee Retirement Income Security Act, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

               2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

               2.10 "FAIR MARKET VALUE" means with respect to the Shares, the closing price of the Shares on the New York Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value

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        means the mean between the high and low bid and asked prices for the
        Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market fur the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided further, however, if the Shares are reported in the National Market List of the National Association of Securities Dealers, Inc. Automated Quotation System, the closing price shall be substituted above for the mean of the high and low bid and asked prices.

               2.11 "OPTION" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

               2.12 "OPTION AGREEMENT" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

               2.13 "PLAN" means the 1992 Non-Employee Directors' Stock Option Plan of Revco D.S., Inc.

               2.14 "REGULATION T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve


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        System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

               2.15 "RULE 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

               2.16 "SHARES" means shares of the Company's $.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

               2.17 "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations other than the Company in an unbroken change of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               2.18 "SUCCESSOR" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

               2.19 "TERM" means the period during which a particular Option may be exercised.

       3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 120,000 Shares, which Shares may be, in whole or in part as the Board shall from time to time determine,


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authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

       4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than three (3) disinterested persons as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however cause, in the Committee. The Board shall select one of the Committee's members as its chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. The members of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law, the


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Company's Amended and Restated Certificate of Incorporation and the Company's
Amended and Restated By-Laws.

      5.     GRANT OF OPTIONS.

             5.1 EXISTING DIRECTORS. Each Director who is a Director on the date the Plan is originally adopted shall be granted an Option on such date to purchase 10,000 Shares without further action by the Board or the Committee.

             5.2 FUTURE DIRECTORS. Each Director who joins the Board after the date the Plan is originally adopted shall be granted an Option on the first day of his or her initial term on the Board to purchase 10,000 Shares without further action by the Board or the Committee.

             5.3 LIMITATIONS. If the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

      6.     BASIC STOCK OPTION PROVISIONS.

             6.1 OPTION PRICE. The option price per Share of any Option granted under the Plan on the date the Plan is originally adopted shall be $8.88 and the option price per Share of any Option granted thereafter under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted. On each anniversary of the date of grant, the option price per Share of the Shares covered by any Option shall be increased by an amount equal to the excess, if any,


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      of (x) an amount equal to five percent (5%) of the option price per Share then in effect, over (y) the aggregate amount of dividends per Share which were paid during the one year period ending on such anniversary date.

      6.2  TERMS OF OPTIONS.

           (a) Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided, and

           (b) Except as otherwise provided in the Plan, prior to its expiration or termination, an Option granted hereunder may be exercised within the following time limitations:

                  (i) After one (1) year from the date of grant, it may be exercised as to not more than twenty percent (20%) of the Shares originally subject to the Option.

                 (ii) After two (2) years from the date of grant, it may be exercised as to not more than forty percent (40%) of the Shares originally subject to the Option.

                (iii) After three (3) years from the date of grant, it may be exercised as to not more than sixty percent (60%) of the Shares originally subject to the Option.

                 (iv) After four (4) years from the date of grant, it may be exercised as to not more than eighty percent (80%) of the Shares originally subject to the Option.



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                    (v)     After five (5) years from the date of grant, it
             may be exercised as to any part or all of the Shares originally subject to the Option.

             6.3 TERMINATION OF DIRECTORSHIP. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then (a) an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the time he or she ceased to be a member of the Board) at any time within three (3) months after he or she ceases to be a member of the Board, but not beyond the Term of the Option and (b) the portion of the Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

             6.4 DEATH OR DISABILITY OF DIRECTOR. If a Director dies or becomes disabled while he or she is a member of the Board, an Option may be exercised in full by his or her Successor, in the event of death, or by him or her or his or her personal representative, as the case may be, in the event of disability, at any time within one (1) year after he or she ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option, or prior to the approval of the Plan by the Company's stockholders. If a Director shall die within three (3) months after the date he or she ceases to be a member of the Board, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his or her death), by his or her Successor, at any time within one (1) year after the Director's death, but not beyond the Term of the Option, or prior to the approval of the Plan by the Company's Stockholders.


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      7.     EXERCISE OF RIGHTS UNDER OPTIONS.

             7.1 NOTICE OF EXERCISE. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's President (or his or her designee). No fractional Shares shall be issued.

             7.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

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        8.    OTHER OPTION TERMS AND CONDITIONS.   Each Option or each Option
Agreement evidencing the grant of an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

        9. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his or her Option, except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

        10. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by such holder or in the event of death, such holder's Successor, or in the event of disability, such holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder.

        11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of the ISSUANCE AND/OR EXERCISE OF RIGHTS, options (other than options granted under any stock option plans of the Company), warrants, or convertible or exchangeable securities, to subscribe for, purchase or acquire Shares at a price below the Fair Market Value per Share ON THE DATE OF SUCH issuance and/or exercise, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject


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to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

       12. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control, and an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

       13. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Company's President, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement in such form as may from time to time hereafter be approved by the Committee which shall have


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been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

      14.    TAXES.

             14.1 RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the an exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Director.

             14.2 DIRECTOR ELECTION TO WITHHOLD SHARES. Subject to Committee approval, a Director may satisfy the withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Director makes an election to do so which satisfies the requirements of Rule 16b-3.

      15. TERMINATION OF THE PLAN. The Plan shall terminate five (5) years from the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

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      16.    AMENDMENT  OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code, ERISA or Rule 16b-3. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

      17. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

      18. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

      19. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares


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having a majority of the voting power of all shares either (i) represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board or (ii) obtained by a written consent in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect. In aid of this provision, any Option granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

      20. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

      21. EQUITABLE REMEDIES. By accepting the grant of an Option, a Director agrees that monetary damages are insufficient to compensate for a breach of the obligations imposed by this Plan and that the rights and obligations under this Plan shall be enforceable by equitable remedies.

      22. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.





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                               AMENDMENT NO. 1
                     TO THE 1992 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN
                             OF REVCO D.S., INC.



       1. Section 2.7 of the Plan is hereby deleted and the following substituted therefor:

             "2.7 "DIRECTORS" means directors (other than Talton R. Embry, David M. Schulte and Samuel Zell) who serve on the Board and who are not officers or key employees of the Company or any of its subsidiaries."

       2. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the exercise of Options to be granted from time to time under the Plan, from 120,000 Shares to 270,000 Shares.

       3. Section 5.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

             "On each anniversary date of such date, each such Director who is still a Director on such anniversary date shall be granted an option to purchase 5,000 Shares without further action by the Board or the Committee."

       4. Section 5.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

             "On each anniversary date of the date the Director joined the Board (or, with respect to any Director who joined the Board prior to July 27, 1993, on each anniversary date of the date the Plan was originally adopted), each such Director who is still a Director on such anniversary date shall be granted an Option to purchase 5,000 Shares without further action by the Board or the Committee."


       5. Section 6.1 of the Plan is hereby amended by adding the following as the second sentence thereof:

             "Notwithstanding the foregoing, the initial option price per Share for any Option granted under the Plan on July 27, 1993 shall be $11.625.

       6. Section 6.2(b) of the Plan is hereby amended to apply only to an Option granted on the date the Plan was originally adopted or an initial Option for 10,000 Shares granted to a Director who joins the Board after the date the Plan was originally adopted (an "Initial Option").

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       7.    Section 6.2 of the Plan is hereby amended by adding the following subsection (c) to the end thereof:

             "(c) Except as otherwise provided in the plan, prior to its expiration or termination, an Option other than an Initial Option may be exercised at any time after the approval of the First Amendment by the Company's stockholders."

       8. Section 6.3 of the Plan is hereby deleted and the following substituted therefor:

             "6.3 TERMINATION OF DIRECTORSHIP. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then (a) an Initial Option may be exercised by the Director (to the extent that the Director was entitled to do so at the time he or she ceased to be a member of the Board) at any time within three (3) months after he or she ceases to be a member of the Board, but not beyond the Term of the Option, (b) an Option other than an Initial Option may be exercised by the Director at any time within three (3) months after the later of (x) the date he or she ceases to be a member of the Board or (y) the date the First Amendment is approved by the Company's stockholders, but not beyond the Term of the Option and (c) the portion of an Initial Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate."


       9.    This First Amendment shall be effective as of July 27, 1993.

                               AMENDMENT NO. 2
                     TO THE 1992 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN
                             OF REVCO D.S., INC.



       1. The third sentence of Section 6.1 of the Plan, as previously amended, is hereby deleted and the following substituted therefor:

             "On each anniversary of the date of grant, the option price per Share of the Shares covered by the Option shall be increased by an amount equal to five percent (5%) of the option price per Share then in effect; provided, however, that the aforementioned five percent (5%) increase shall cease immediately after the date the Shares originally subject to the Option become exercisable, as set forth in
       Section 6.2 below and as illustrated on Exhibit X hereto."

       2. This Second Amendment shall be effective as of March 21, 1994 or the date of stockholder approval of this amendment, whichever occurs last.

           (as approved by stockholders @1994 consent solicitation)